Exhibit 10.1

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is made and entered into this 14th day of December 2020 (the “Effective Date”) between AMMO, INC., a Delaware corporation (“Company”) and Forest Street, LLC, an Arizona limited liability company (the “Creditor”). The Company and Creditor are sometimes referred to herein individually as the “Party” or collectively as the “Parties”.

RECITALS

A.       WHEREAS, the Company owes to Creditor an aggregate amount of $3,500,000 US Dollars plus interest under that certain promissory note dated September 23, 2020 attached hereto as Exhibit A (“Note”). By and through this Agreement the Parties have agreed to convert $2,100,000 of Note balance (the “Debt”) owed by Company to Creditor into the purchase price for shares of common stock in the Company at the current offering price, in lieu of cash repayment;

B.       WHEREAS, the Company and Creditor mutually agree to settle the Debt by and through the application of the Debt as the purchase price for 1,000,000 restricted shares of the Company’s common stock at $2.10 per share (the “Settlement Shares”);

C.      WHEREAS, upon issuance of the Settlement Shares the Note shall have an outstanding balance owing of $1,400,000; and

D.       WHEREAS, as a result of negotiations between the Company and Creditor, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, Creditor and the Company wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today as it pertains to the Debt.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.       Recitals. The foregoing recitals are true and correct and incorporated by reference herein.

B.       Consideration. As full consideration for this Agreement hereunder, Creditor shall be issued 1,000,000 restricted shares of the Company’s common stock, at a price per share valued at $2.10 per share (the “Settlement Shares”) and, in exchange, Creditor shall grant to Company a full settlement and release in connection with the Debt.

C.       Mutual Release. Each Party, on behalf of himself or itself and his or its successors, officers, directors, administrators, representatives, insurers, agents and assigns hereby releases and forever discharges the other Party, its predecessors, successors, parents, subsidiaries, nominees and affiliates and all present and former officers, directors, partners, principals, employees, attorneys, insurers, agents and their respective administrators, representatives, spouses, heirs, agents and assigns from any and all claims, and causes of action and any other claim they have, whether currently known or unknown, foreseen or unseen, suspected or unsuspected heretofore or hereafter arising out of, connected with, or incidental to the Debt. In furtherance of such intention, the Parties agree that this Agreement shall remain in effect as a full and complete settlement in perpetuity.

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D.       Representations and Warranties of the Company. The Company hereby represents and warrants to Creditor as follows:

a.       All of the issued and outstanding shares of the Company’s common stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. The Settlement Shares to be issued and delivered to Creditor have been duly authorized and when issued upon such conversion, will be validly issued, fully-paid and non-assessable.

b.       The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

c.       None of the Company’s Articles of Incorporation, as amended, or Bylaws, or the laws of the State of Delaware contains any applicable provisions or statute which would restrict the Company’s ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or which would limit any of Creditor’s rights following consummation of the transactions contemplated by this Agreement.

d.       No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

e.       The Company has delivered or made available to Creditor prior to the execution of this Agreement true and complete copies of all financial statements of the Company.

E.       Representations and Warranties of Creditor. Creditor represents and warrants to the Company as follows:

a.       Creditor has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by Creditor to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Creditor enforceable in accordance with its terms.

b.       Creditor has reviewed the financial statements of the Company.

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c.       Creditor has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

d.       Creditor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

e.       Creditor is relying solely on the representations and warranties contained herein and in financial statements made available in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to such Creditor.

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F.       Conditions.

a.       The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

i.       The representations and warranties of Creditor set forth herein shall be true and correct on and as of the Effective Date.

ii.       All proceedings, corporate or otherwise, to be taken by the Creditor in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Creditor shall have been obtained in form and substance reasonably satisfactory to the Company.

b.       The obligations of Creditor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

i.        The representations and warranties of the Company set forth herein shall be true and correct on and as of the Effective Date.

ii.       All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Creditor shall have been obtained in form and substance reasonably satisfactory to Creditor.

iii.       The Company shall have caused the Settlement Shares to be approved for issuance.

G.       Restrictive Legend. The Settlement Shares that shall be issued by the Company pursuant to this Agreement will not have been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws. The Settlement Shares to be issued by the Company pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the shares of the Company issued pursuant to this Agreement will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

H.       Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

I.       Authority to Execute. Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

J.       Voluntary Agreement. The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

K.       Counterparts. This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

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L.       Severability. In the event that any provision contained in this Agreement shall be (i) held by any court or arbitration tribunal to be unenforceable, illegal, void or contrary to public policy, or (ii) in conflict with any applicable statute, law, regulation or applicable collective bargaining agreement, then such provision shall be of no force or effect; provided, however, that in such event the provision of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum required, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

M.       Ambiguity. Any rules of interpretation that ambiguities are to be construed against the drafting party shall not apply.

N.       Governing Law. This Agreement is being executed and delivered, and is intended to be performed, in the State of Delaware, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to conflict of law principles. This Agreement is intended to resolve all claims, known or unknown, between the Company and Creditor in any jurisdiction.

<REST OF THIS PAGE INTENTIONALLY LEFT BLANK;

PLEASE SEE FOLLOWING PAGE FOR SIGNATURE>

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IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

AMMO INC.

Dated:	December 14, 2020	By:	/s/ Robert Wiley
		Name:	Robert Wiley
		Title:	Chief Financial Officer

CREDITOR
FOREST STREET LLC

Dated:	December 14, 2020	By:	/s/ Fred Wagenhals
		Name:	Fred Wagenhals

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EXHIBIT A

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THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

PROMISSORY NOTE

$3,500,000.00	Scottsdale, Arizona
September 23, 2020

FOR VALUE RECEIVED, the undersigned, ENLIGHT GROUP II, a Delaware limited liability company whose principal address is 7681 East Gray Road, Scottsdale, Arizona (“EGII”), and AMMO, INC., a Delaware corporation whose principal address is 7681 East Gray Road, Scottsdale, Arizona 85260 (“AMMO”) (EGII and AMMO are individually and together referred to herein as “Borrower”, as the context shall permit or allow), hereby promises to pay to the order of Forest Street, LLC, an Arizona limited liability company, whose principal address is 7681 E. Gray Road, Scottsdale, Arizona 85260 (“Lender”), the principal sum of Three Million Five Hundred & 00/100 Dollars ($3,500,000.00), plus interest thereon as set forth below, on or prior to the Maturity Date (as defined in Section 1) to the account of Lender for operational deployment consistent with the Use of Proceeds, in accordance with the terms and definitions set forth below.

1.       Definitions. As used in this Promissory Note (“Note”), the following terms shall have the following meanings:

“Bankruptcy Default” means any Event of Default described in Sections 7.1(d), 7.1(e) or 7.1(f).

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Scottsdale, Arizona are required to close.

“Closing Date” shall mean September 23, 2020.

“Default” means any act, event, condition or omission which, with the giving of notice or lapse of time, would constitute an Event of Default if uncured or unremedied.

“Dollars” means the lawful currency of the United States.

“Event of Default” means the occurrence of any of the events described in Section 6.1 of this Note.

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“Governmental Authority” means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

“Use of Proceeds” means expenditure of loan proceeds as capital expenditures by Borrower to acquire machinery, equipment and other assets necessary to enhance production capacity and meet current and forecasted order fulfillment needs.

“Loan” means the extension of credit made by Lender to Borrower evidenced by this Note.

“Maturity Date” means September 23, 2022, or such earlier date on which the obligations under this Note become due and payable pursuant to the terms hereof.

“Payment Date” means the 23rd day of each month of each fiscal year of Borrower; provided that if the 23rd day of a month is not a Business Day, the payment due on such date shall be due on the immediately preceding Business Day.

“Person” means any natural person, corporation, limited liability company, joint venture, limited liability partnership, partnership, association, trust or other entity or any Governmental Authority.

“Related Documents” means this Note, any General Business Security Agreement thereafter executed, all as amended, restated, replaced, supplemented or otherwise modified from time to time.

2.       Interest Rate; Default Rate; Late Fee.

2.1       Interest Rate. The interest rate to be applied to the unpaid principal balance of the Loan will be a per annum rate equal to 12.0 percent per annum. Interest on this Note is computed on an Actual 360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

2.2       Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Loan and any accrued and unpaid interest shall bear interest at an annual rate (the “Default Rate”) equal to the rate otherwise in effect under Section 2.1 plus 3.0 percentage points, payable upon demand. On and after the Maturity Date, the unpaid principal balance of the Loan and all accrued interest thereon shall bear interest at the Default Rate, payable upon demand.

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2.3       Late Fee. If a payment is not made on or before the 15th day after its due date, Borrower will be charged 5.00% of the unpaid portion of the regularly scheduled payment.

2.4       Maximum Rate of Interest. Nothing herein contained shall be deemed to require Borrower to pay or be liable for the payment of interest upon the Loan in excess of the maximum legal rate of interest (if there be any maximum) allowable under the laws of the State of Arizona. If for any reason interest in excess of the amount as limited in the foregoing sentence shall have been paid hereunder, whether by reason of acceleration of this Note, payment of any penalty or premium, or otherwise, then and in that event, any such excess interest shall constitute and be treated as a payment of principal hereunder and shall operate to reduce the principal balance of the Loan by the amount of such excess, or if in excess of the then outstanding principal balance of the Loan, such excess shall be refunded.

3.       Payments.

3.1       Interest Only. Borrower shall pay Lender all accrued interest (only) on a monthly basis, commencing on October 23, 2020 and each thirty (30) days thereafter (“Payment Date”), provided, that any remaining outstanding principal balance of the Loan, together with all unpaid accrued interest thereon, shall be repaid in full on the Maturity Date.

3.2       Application of Payments. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

3.3       Early Payment. Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve the Borrower of its obligation to continue to make payments on this Note. Rather, early payments will reduce the principal balance due and may result in Borrower making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Forest Street, LLC, 7681 E. Gray Road, Scottsdale, Arizona 85260.

4.       Prepayment. Borrower may prepay the Loan together with any accrued and unpaid interest thereon at any time in whole or in part without premium or penalty.

5.       Quarterly Monitoring Fee. One percent (1%) of the principal amount and then accrued interest paid quarterly during the Term of this Agreement.

6.       Representations and Warranties. To induce Lender to make the Loan, Borrower represents and warrants to Lender that:

6.1       Organization; Subsidiaries; Corporate Power. Borrower is a corporation or limited liability company, as applicable, duly organized and validly existing under the laws of the State of Delaware.

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6.2       Authorization and Binding Effect. The execution and delivery by Borrower of the Related Documents, and the performance by Borrower of its obligations thereunder: (a) are within its power as a limited liability company and/or corporation, as applicable, (b) have been duly authorized by proper action on the part of the governing body of Borrower, (c) are not in violation of any Requirement of Law, the organizational or charter documents of Borrower or the terms of any agreement, restriction or undertaking to which Borrower is a party or by which Borrower is bound, and (d) do not require the approval or consent of the holders of the equity interests of Borrower, any Governmental Authority or any other Person, other than those obtained and in full force and effect. The Related Documents, when executed and delivered, will constitute the valid and binding obligations of Borrower enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors’ rights and except to the extent that general principles of equity might affect the specific enforcement of such Related Documents.

6.3       Accuracy of Information. All information, certificates or statements given to Lender pursuant to this Note shall be true and complete when given.

7.       Events of Default, Acceleration and Remedies.

7.1       Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Note:

(a)       Borrower fails to pay all or any portion of any amount due hereunder when the same becomes due and payable, whether at a stated payment date or by acceleration, and such failure continues for ten days following Borrower’s receipt of Lender’s written notice of such failure; or

(b)       any representation or warranty made herein is false in any material respect on the date as of which it is made or as of which the same is to be effective; or

(c)       Borrower fails to comply with any term, covenant or agreement contained herein subject to any applicable grace period or cure period; or

(d)       Borrower becomes insolvent or fails generally to pay debts as they become due; or

(e)       the taking of action by Borrower to become the subject of proceedings under the United States Bankruptcy Code; or the execution by Borrower of a petition to become a debtor under the United States Bankruptcy Code; or the entry of an order for relief under the United States Bankruptcy Code against Borrower; or Borrower making an assignment for the benefit of creditors; or Borrower consenting to the appointment of a custodian, receiver, trustee or other officer with similar powers for it, or for any substantial part of its property; or adjudicating of Borrower as insolvent; or

(f)       if any Governmental Authority of competent jurisdiction shall enter an order appointing, without consent of Borrower, as applicable, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower, or with respect to any substantial part of Borrower’s property, or if an order for relief relating to Borrower shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or if any petition for any such relief shall be filed against Borrower and such petition shall not be dismissed or stayed within 60 days; or

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(g)       Any breach, violation, or default shall occur under any of the other Related Documents and shall continue beyond any applicable notice and cure period set forth therein.

7.2       Acceleration. Upon the occurrence of:

(a)       any Bankruptcy Default, the unpaid principal balance of the Loan and all accrued and unpaid interest thereon at that time outstanding automatically shall mature and become due, and

(b)       any other Event of Default, Lender, at any time, at its option, and without notice or demand, may declare the outstanding principal amount of the Loan and all accrued and unpaid interest thereon, due and payable, whereupon such amounts immediately shall mature and become due and payable, all without presentment, protest or notice, all of which hereby are waived.

7.3       Remedies. Upon the occurrence of any Event of Default, Lender, at its option, may enforce or cause to be enforced any of the rights or remedies accorded to Lender at equity or law, by virtue of this Note, the other Related Documents, by statute or otherwise.

8.       Miscellaneous.

8.1       Waivers. Borrower expressly hereby waives presentment for payment, protest and demand and notice of protest, demand, dishonor, nonpayment, intent to accelerate and acceleration of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of Borrower.

8.2       Modifications. This Note may only be amended by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

8.3       Successors and Assigns. This Note shall be binding upon Borrower and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns; provided that Borrower’s rights under this Note are not assignable without the prior written consent of Lender.

8.4       Severability. In the event that any provision of this Note is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any Governmental Authority, the validity, legality and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Note.

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8.5       Time of the Essence. Time for the performance of the obligations under this Note is of the essence.

8.6       Expenses. Borrower agrees to pay on demand (i) all out-of-pocket expenses incurred by Lender in connection with the administration, amendment or enforcement of this Note and the other Related Documents including the reasonable fees and expenses of Lender’s counsel, (ii) any taxes (including any interest and penalties relating thereto) payable by Lender on or with respect to the transactions contemplated by this Note (Borrower hereby agreeing to indemnify Lender with respect thereto) and (iii) all out-of-pocket expenses, including the reasonable fees and expenses of Lender’s counsel, incurred by Lender in connection with any litigation, proceeding or dispute in any way related to Lender’s relationship with Borrower, whether arising hereunder or otherwise. The obligations of Borrower under this paragraph will survive payment of this Note.

8.7       Governing Law. This Note shall be construed in accordance with and governed by the laws and decisions of the State of Arizona.

8.8       Setoff. No security is provided for this Note upon execution. However, Borrower represents, warrants and agrees that it shall provide commercially reasonable collateral promptly upon the payment of that certain JSC Promissory Note A and JSC’s contemporaneous release of security supporting that financial accommodation. In addition, Borrower agrees that Lender may, at any time after the occurrence of an Event of Default, without prior notice, set off against any such credit balance or other money all or any part of this Note, irrespective of whether Lender shall have made demand under this Note and although such obligations may be contingent or unmatured.

8.9       Notices. All notices provided for herein shall be in writing and shall be (a) personally delivered or (b) sent by express or first class mail; and, if to Lender, addressed to it at 7681 E. Gray Road, Scottsdale, Arizona 85260, attention: Fred Wagenhals, Manager and, if to Borrower, addressed to it at 7681 East Gray Road, Scottsdale, Arizona 85260, attention: Rob Wiley (CFO) and John Flynn, or to such other address with respect to any party as such party shall notify the others in writing; such notices shall be deemed given when delivered, mailed or so transmitted.

8.10       Joint and Several. If Borrower is comprised of more than one Person, the obligations of such Persons under this Note and the other Related Documents shall be joint and several.

8.11       Jury Waiver. BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

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8.12       Submission to Jurisdiction; Service of Process. ALL JUDICIAL PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS NOTE OR ANY OBLIGATIONS HEREUNDER MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MARICOPA COUNTY OR THE FEDERAL COURT FOR THE DISTRICT OF ARIZONA (PHOENIX). BY EXECUTING AND DELIVERING THIS NOTE, BORROWER IRREVOCABLY:

(a)       ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b)       WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c)       AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS SET FORTH IN THE INTRODUCTORY PARAGRAPH OF THIS NOTE;

(d)       AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(e)       AGREES THAT LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

IN WITNESS WHEREOF, this Note has been executed and delivered by Borrower as of the date first set forth above.

BORROWER:

ENLIGHT GROUP II, LLC

BY	/Robert Wiley
Name: Robert Wiley
Title: AMMO, Inc. Chief Financial Officer

AMMO, INC.

BY	/Robert Wiley
Name: Robert Wiley
Title: Chief Financial Officer

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